EXHIBIT 5.1

November 18, 2025	WINTHROP & WEINSTINE, P.A. Direct Dial: (612) 604-6400 Direct Fax: (612) 604-6800 info@winthrop.com

Park Dental Partners, Inc.

2200 County Road C West, Suite 2210

Roseville, Minnesota 55113

RE: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Park Dental Partners, Inc., a Minnesota corporation (the “Company”), in connection with the initial public offering and sale (the “Offering”) of an aggregate of up to 1,535,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), plus up to an additional 230,250 shares of Common Stock (the “Overallotment Shares” and, together with the Shares, the “Offering Shares”) that may be issued pursuant to an over-allotment option of the Underwriters (as defined below), and warrants to purchase such number of shares of Common Stock equal to 6% of the shares of Common Stock sold in the Offering (the “Warrants,” and the shares of Common Stock underlying the Warrants, the “Warrant Shares”).

The Shares, the Overallotment Shares, the Warrants, and the Warrant Shares (collectively, the “Securities”) are registered on a registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 3, 2025 (File No. 333- 290001) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).

In rendering the opinions set forth below, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents and corporate and public records, and we have made such examination of law, as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. The documents examined include, without limitation: (i) the Registration Statement; (ii) the prospectus included in the Registration Statement (the “Prospectus”); (iii) the Fourth Amended and Restated Articles of Incorporation of Park Dental Partners, Inc., effective August 20, 2025 (the “Articles of Incorporation”), as certified as of November 18, 2025 by the Secretary of State of the State of Minnesota; (iv) the Bylaws of Park Dental Partners, Inc., dated October 31, 2023, as amended by Amendment No. 1 dated December 4, 2024 (the “Bylaws,” and together with the Articles of Incorporation, the “Organizational Documents”); (v) the Officer’s Reliance Certificate dated as of November 18, 2025, including all exhibits thereto (the “Reliance Certificate”); (vi) certain resolutions, consents, and written actions of the Board of Directors of the Company (the “Board of Directors”) relating to the Registration Statement and related matters (the “Board Resolutions”); (vii) the form of Representative’s Warrant Agreement filed as Exhibit 4.2 to the Registration Statement (the “Warrant Agreement”); and (viii) the form of Underwriting Agreement between the Company and Northland Securities, Inc., as representatives of the several underwriters listed in Schedule 1 thereto (such underwriters and Northland Securities, Inc. collectively, the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). In addition, we have made such legal and (except as limited below) such factual examinations and inquiries as deemed necessary or appropriate for the purpose of this opinion letter (this “Letter”).

Park Dental Partners, Inc.

November 18, 2025

We have assumed for purposes of rendering the opinions set forth in this Letter, without any independent investigation or verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals, the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books, and records made available to us by the Company are accurate and complete. We also have relied solely on the Reliance Certificate, without independent investigation, as to certain factual matters necessary for the purpose of this Letter and, insofar as this Letter is based, on such matters of fact.

For purposes of this Letter, we have also assumed that:

(a)            at the time of the offer and sale of the Securities, as described in the Registration Statement, there shall be a sufficient number of shares of Common Stock authorized and unissued under the Articles of Incorporation as amended and then in effect and not otherwise reserved for issuance;

(b)            at the time of the offer and sale of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Minnesota and shall have the necessary corporate power for making the offer and sale;

(c)            the Warrant Agreement, the Underwriting Agreement, Organizational Documents, the Reliance Certificate, and the Board Resolutions shall be in full force and effect and shall not have been amended, restated, supplemented, or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement, or alteration, in each case since the date hereof.

Based upon the foregoing and subject to the qualifications, assumptions, and limitations contained herein, we are of the opinion that:

1.	the Offering Shares are duly authorized and, when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be legally and validly issued, fully paid, and non-assessable.

2.	The Warrant Shares have been duly authorized and, when and if issued by the Company upon the exercise of the Warrant Agreement in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, will be legally and validly issued, fully paid, and non-assessable.

3.	Upon the Company’s execution and delivery thereof, the Warrant Agreement will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following exceptions, limitations, and qualifications:

Park Dental Partners, Inc.

November 18, 2025

We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (d) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law. The enforceability of the Warrant Agreement is subject to the applicable statute of limitations.

This Letter is being furnished to and at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, including the Prospectus, other than as expressly stated herein. This Letter and the opinions expressed herein are not to be used, quoted, or otherwise referred to by any other person or for any other purpose without our prior written consent, and this Letter does not constitute such prior written consent. All rights hereunder may be asserted only in a single proceeding by and through the Company.

We express no opinion as to the effect of any laws other than the Minnesota Business Corporations Act as in effect on the date hereof. Without limiting the foregoing, we express no opinion regarding any federal or state securities laws or regulations, and we assume that the appropriate action will be taken, prior to the offer and sale of the Securities pursuant to the Registration Statement, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.

This Letter speaks only at and as of its date, it is based solely on the facts and circumstances known to us at and as of such date, and it is limited to the matters expressly set forth herein. No opinion is to be implied or may be inferred beyond the matters expressly stated. We assume no obligation to revise or supplement this Letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this Letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

[Signature Page Follows]

Park Dental Partners, Inc.

November 18, 2025

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Winthrop & Weinstine, P.A.